SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ] Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

State Farm Mutual Fund Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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To: Sub:	State Farm Agents with LifePath Shareholders (personal individual emails) A: Encourage LifePath Shareholder Voting

Summary
On behalf of State Farm Mutual Funds®, I’m requesting your assistance in helping us execute a successful Mutual Fund Trust proxy and lower expenses for State Farm® LifePath® Fund shareholders. I’m reaching out to agents with customers who are large shareholders (defined as over 12,000 shares) of the State Farm LifePath1 2030® and/or LifePath 2040® fund that have not yet voted.

With less than two weeks left until the June 12 shareholder meeting, more votes are required to reach the quorum levels necessary to consider and adopt all the proxy proposals, including proposals expected to benefit shareholders of all the LifePath Funds by reducing these funds’ operating expenses.

Action Items
●

I’m requesting your support in contacting the shareholder(s) listed below by phone to encourage their vote as soon as possible, or at least prior to the June 12 shareholder meeting. Despite the original proxy mailing, subsequent reminder letters and outbound phone calls conducted by our proxy campaign vendor, Computershare, we have been unable to register the shareholder(s)’ vote.

●	Please use this opportunity to highlight the benefit of the lower expenses and to review the easy voting options as described in the “Details” section below.

Shareholder(s)	Fund
Sally Smith	LifePath 2030
John Ludwig	LifePath 2040

●	At this time, we request that you contact only the above identified shareholder(s) even if you have other LifePath 2030 and/or LifePath 2040 shareholders in the book of business.

Details
●	Voting shares is a quick and easy process that can be done via mail, online or by phone. Proxy materials mailed to shareholders in March, April and May included instructions on the voting process.
●	To vote their proxy verbally, shareholders can call 866-612-1825. The voting call center is open Monday-Friday 9 a.m. - 11 p.m. EST and Saturday 12 p.m. - 6 p.m. EST.
○ Shareholders should also contact the voting call center to request a replacement proxy card (voting ballot).
●

Shareholders who have their proxy card and wish to vote online or by phone (IVR – interactive voice recognition), can go to www.proxy-direct.com or call 800-337-3503. (Note, voting online or by IVR phone requires that shareholders enter the control number and security code provided on their proxy card.)

For More Information
Please review the ABS resource page and/or point customers to the statefarm.com® resource page. Both locations include proxy material and further descriptions of the proposals up for consideration. For additional questions, please call the Mutual Funds Response Center at 800-792-4070.

Thanks in advance for your efforts in helping us gather these important votes!

Regards.
Scott

Scott Hintz
Assistant Vice President – Mutual Funds

[1]LifePath® and LifePath 2020®, LifePath 2030®, LifePath 2040® and LifePath 2050® are registered trademarks of BlackRock, Inc. or its affiliates. BlackRock has granted State Farm Mutual Fund Trust a non-exclusive license to use the name “LifePath.”

FOR INSTITUTIONAL USE ONLY.
Not for use with customers or the public. Do Not Forward. AP2015/05/1217